Exhibit 99.1

Illumina Reports Financial Results for Third Quarter of Fiscal Year 2012

SAN DIEGO -- (BUSINESS WIRE) - October 23, 2012 - Illumina, Inc. (NASDAQ:ILMN) today announced financial results for the third quarter of 2012.

Third quarter 2012 results:

•	Revenue of $286 million, a 21% increase compared to $235 million in the third quarter of 2011.

•	GAAP net income for the quarter of $30 million, or $0.22 per diluted share, compared to net income of $20 million, or $0.15 per diluted share, for the third quarter of 2011.

•
Non-GAAP net income for the quarter of $54 million, or $0.41 per diluted share, compared to $30 million, or $0.22 per diluted share, for the third quarter of 2011 (see the table entitled "Itemized Reconciliation Between GAAP and Non-GAAP Net Income" for a reconciliation of these GAAP and non-GAAP financial measures).

•
Cash flow from operations of $51 million compared to cash flow from operations of $90 million for the third quarter of 2011 primarily due to changes in working capital associated with the timing of shipments.

Gross margin in the third quarter of 2012 was 68.5% compared to 66.7% in the prior year period. Excluding the effect of non-cash charges associated with stock compensation and amortization of acquired intangibles, non-GAAP gross margin was 70.5% for the third quarter of 2012 compared to 68.9% in the prior year period.

Research and development (R&D) expenses for the third quarter of 2012 were $54.1 million compared to $50.4 million in the third quarter of 2011. R&D expenses included $7.8 million and $8.6 million of non-cash stock compensation expense in the third quarters of 2012 and 2011, respectively. Excluding these charges and contingent compensation, R&D expenses as a percentage of revenue were 15.9% compared to 17.4% in the prior year period.

Selling, general and administrative (SG&A) expenses for the third quarter of 2012 were $69.8 million compared to $66.0 million for the third quarter of 2011. SG&A expenses included $13.2 million and $13.8 million of non-cash stock compensation expense in the third quarters of 2012 and 2011, respectively. Excluding these charges, contingent compensation, and acquired intangible asset amortization, SG&A expenses as a percentage of revenue were 19.5% compared to 22.2% in the prior year period.

Depreciation and amortization expenses were $15.8 million and capital expenditures were $17.7 million during the third quarter of 2012. The company ended the quarter with $1.2 billion in cash, cash equivalents and short-term investments which is essentially unchanged from January 1, 2012.

Highlights since our last earnings release

•	Completed the acquisition of BlueGnome, a leading provider of cytogenetics and in vitro fertilization (IVF) screening products

•	Announced expedited Individual Genome Sequencing Services (IGS), powered by HiSeq® 2500 to enable breakthrough turnaround time, available via Illumina's CLIA-certified laboratory

•	Announced an alliance with Partners HealthCare to introduce next-generation sequencing (NGS) clinical interpretation and reporting tools

•	Announced TruSight™ targeted sequencing content sets, enabling labs to offer cost-effective, streamlined, targeted sequencing solutions for genetic diseases

•	Held our inaugural 'Understand Your Genome' event

•	Launched Infinium ® HumanCore Arrays for economical large-scale genetic studies

•	Announced that the FDA selected the MiSeq® system for use in an extensive program to identify foodborne pathogens

•	Launched TruSeq® Stranded mRNA and Total RNA Sequencing Sample Preparation solutions, delivering superior data quality for challenging samples and unprecedented views of the transcriptome

•	Further strengthened Illumina's management team by appointing Paul Bianchi to Senior Vice President of Human Resources

•	Announced a favorable outcome in patent litigation against Helicos BioSciences Corporation

•	Repurchased $25 million of common stock under our previously announced share repurchase program

Financial outlook and guidance

“We are very pleased with our operational execution so far in 2012,” said Jay Flatley, Illumina's President and Chief Executive Officer. “As a result of our performance and the recent announcement regarding NIH funding under the continuing resolution, we are tightening our 2012 revenue and EPS guidance ranges. However, we remain cautious given the uncertainty of the U.S. fiscal cliff as well as the outcome of the Presidential election. Accordingly, we now expect 2012 revenue to be between $1.134 billion and $1.144 billion, (previous guidance was $1.1 billion to $1.175 billion), and non-GAAP earnings per fully diluted share to be between $1.54 and $1.59 (previous guidance was $1.50 to $1.60).”

Quarterly conference call information

The conference call will begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Tuesday, October 23, 2012. Interested parties may listen to the call by dialing 888-679-8038 (passcode: 10421979), or, if outside North America, by dialing +1-617-213-4850 (passcode: 10421979). Individuals may access the live teleconference in the Investor Relations section of Illumina's web site under the “Company” tab at www.illumina.com.

A replay of the conference call will be available from 4:00 pm Pacific Time (7:00 pm Eastern Time) on October 23, 2012 through October 30, 2012 by dialing 888-286-8010 (passcode: 78765276), or if outside North America by dialing +1-617-801-6888 (passcode: 78765276).

Statement regarding use of non-GAAP financial measures

The company reports non-GAAP results for diluted net income per share, net income, gross margins, operating expenses, operating margins, other income, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The company's financial measures under GAAP include substantial charges related to stock compensation expense, non-cash interest expense associated with the company's convertible debt instruments that may be settled in cash, headquarter relocation expense, costs related to unsolicited tender offer for the company's stock, amortization expense related to acquired intangible assets, contingent compensation expense, restructuring charges, legal contingencies, acquisition related expense, impairment of in-process research and development, and loss on extinguishment of debt. Per share amounts also include the double dilution associated with the accounting treatment of the company's 0.625% convertible senior notes outstanding and the corresponding call option overlay. Management believes that presentation of operating results that excludes these items and per share double dilution provides useful supplemental information to investors and facilitates the analysis of the company's core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the company's past and future operating performance.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements

This release contains projections, information about our financial outlook, earnings guidance, and other forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our expectations as of the date of this release and may differ materially from actual future events or results. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to develop and commercialize further our sequencing, array, PCR, and consumables technologies and to deploy new products and applications, and expand the markets, for our technology platforms; (ii) our ability to manufacture robust instrumentation and consumables; (iii) our expectations and beliefs regarding future conduct and growth of the business and the markets in which we operate; (iv) challenges inherent in developing, manufacturing, and launching new products and services; (v) our ability to maintain our revenue and profitability during periods of research funding reduction or uncertainty and adverse economic and business conditions, including as a result of slowing economic growth in the United States or worldwide, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts' expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About Illumina

Illumina (www.illumina.com) is a leading developer, manufacturer, and marketer of life science tools and integrated systems for the analysis of genetic variation and function. We provide innovative sequencing and array-based solutions for genotyping, copy number variation analysis, methylation studies, gene expression profiling, and low-multiplex analysis of DNA, RNA, and protein. We also provide tools and services that are fueling advances in consumer genomics and diagnostics. Our technology and products accelerate genetic analysis research and its applications, paving the way for molecular medicine and ultimately transforming healthcare.

# # #

Investors:
Rebecca Chambers
858-255-5243
rchambers@illumina.com
or
Media:
Jennifer Temple
858-882-6822
pr@illumina.com

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2012	January 1, 2012
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$343,089	$302,978
Short-term investments	889,977	886,590
Accounts receivable, net	218,145	173,886
Inventory, net	147,684	128,781
Deferred tax assets, current portion	27,229	23,188
Prepaid expenses and other current assets	20,112	29,196
Total current assets	1,646,236	1,544,619
Property and equipment, net	154,869	143,483
Goodwill	370,189	321,853
Intangible assets, net	134,829	106,475
Deferred tax assets, long-term portion	54,410	19,675
Other assets	77,450	59,735
Total assets	$2,437,983	$2,195,840

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$74,971	$49,806
Accrued liabilities	191,821	177,115
Long-term debt, current portion	36,307	—
Total current liabilities	303,099	226,921
Long-term debt	797,162	807,369
Other long-term liabilities	111,690	80,613
Conversion option subject to cash settlement	3,818	5,722
Stockholders’ equity	1,222,214	1,075,215
Total liabilities and stockholders’ equity	$2,437,983	$2,195,840

Illumina, Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2012	October 2, 2011	September 30, 2012	October 2, 2011
Revenue:
Product revenue	$262,418	$220,296	$776,893	$756,884
Service and other revenue	23,456	15,203	62,358	48,580
Total revenue	285,874	235,499	839,251	805,464
Cost of Revenue:
Cost of product revenue (a)	75,873	68,764	230,935	238,719
Cost of service and other revenue (a)	10,540	6,585	28,761	19,178
Amortization of acquired intangible assets	3,588	3,035	9,674	9,055
Total cost of revenue	90,001	78,384	269,370	266,952
Gross profit	195,873	157,115	569,881	538,512
Operating Expenses:
Research and development (a)	54,056	50,399	174,118	151,400
Selling, general and administrative (a)	69,791	66,031	206,276	200,925
Unsolicited tender offer related expense	3,956	—	18,742	—
Restructuring charges	138	—	3,434	—
Headquarter relocation expense	19,475	6,519	23,445	11,583
Acquisition related (gain) expense, net	(357)	(2,598)	2,460	2,442
Total operating expenses	147,059	120,351	428,475	366,350
Income from operations	48,814	36,764	141,406	172,162
Other expense, net	(5,169)	(8,973)	(22,701)	(59,339)
Income before income taxes	43,645	27,791	118,705	112,823
Provision for income taxes	13,897	7,640	39,354	37,915
Net income	$29,748	$20,151	$79,351	$74,908
Net income per basic share	$0.24	$0.17	$0.65	$0.60
Net income per diluted share	$0.22	$0.15	$0.60	$0.52
Shares used in calculating basic net income per share	122,930	122,079	122,929	124,017
Shares used in calculating diluted net income per share	132,507	135,966	133,126	143,620

(a) Includes total stock-based compensation expense for stock based awards:
	Three Months Ended		Nine Months Ended
	September 30, 2012	October 2, 2011	September 30, 2012	October 2, 2011
Cost of product revenue	$1,928	$1,955	$5,584	$5,267
Cost of service and other revenue	142	194	327	536
Research and development	7,764	8,621	22,878	24,810
Selling, general and administrative	13,238	13,801	41,359	39,663
Stock-based compensation expense before taxes	$23,072	$24,571	$70,148	$70,276

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2012	October 2, 2011	September 30, 2012	October 2, 2011
Net cash provided by operating activities	$51,228	$90,042	$212,997	$249,840
Net cash (used in) provided by investing activities	(17,105)	67,101	(168,623)	(358,039)
Net cash (used in) provided by financing activities	(8,065)	(187,830)	(4,713)	89,168
Effect of exchange rate changes on cash and cash equivalents	619	(551)	450	(70)
Net increase (decrease) in cash and cash equivalents	26,677	(31,238)	40,111	(19,101)
Cash and cash equivalents, beginning of period	316,412	261,084	302,978	248,947
Cash and cash equivalents, end of period	$343,089	$229,846	$343,089	$229,846

Calculation of free cash flow (a):
Net cash provided by operating activities	$51,228	$90,042	$212,997	$249,840
Purchases of property and equipment	(17,650)	(22,183)	(51,680)	(50,686)
Free cash flow	$33,578	$67,859	$161,317	$199,154

(a) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Non-GAAP
(In thousands, except per share amounts)
(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME PER SHARE:

	Three Months Ended		Nine Months Ended
	September 30, 2012	October 2, 2011	September 30, 2012	October 2, 2011
GAAP net income per share - diluted	$0.22	$0.15	$0.60	$0.52
Pro forma impact of weighted average shares (a)	—	—	—	0.02
Adjustments to net income:
Headquarter relocation expense (b)	0.15	0.05	0.18	0.08
Non-cash interest expense (c)	0.07	0.07	0.20	0.17
Unsolicited tender offer related charges	0.03	—	0.14	—
Amortization of acquired intangible assets	0.03	0.02	0.08	0.07
Contingent compensation expense (d)	0.01	—	0.04	0.04
Restructuring charges	—	—	0.03	—
Acquisition related (gain) expense, net (e)	—	(0.02)	0.02	0.02
Legal contingencies	—	—	0.02	—
Impairment of in-process research and development	—	—	0.16	—
Loss on extinguishment of debt	—	0.01	—	0.27
Incremental non-GAAP tax expense (f)	(0.10)	(0.06)	(0.31)	(0.24)
Non-GAAP net income per share - diluted (g)	$0.41	$0.22	$1.16	$0.95
Shares used in calculating non-GAAP diluted net income per share	131,601	134,674	132,185	138,735

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME:
GAAP net income	$29,748	$20,151	$79,351	$74,908
Headquarter relocation expense (b)	19,475	6,519	23,445	11,583
Non-cash interest expense (c)	8,846	9,200	26,230	23,953
Unsolicited tender offer related charges	3,956	—	18,742	—
Amortization of acquired intangible assets	3,740	3,188	10,130	9,501
Contingent compensation expense (d)	1,496	496	4,804	5,326
Restructuring charges	138	—	3,434	—
Acquisition related (gain) expense, net (e)	(357)	(2,598)	2,460	2,442
Legal contingencies	—	—	3,021	—
Impairment of in-process research and development	—	—	21,438	—
Loss on extinguishment of debt	—	755	—	37,611
Incremental non-GAAP tax expense (f)	(13,539)	(7,983)	(39,427)	(32,839)
Non-GAAP net income (g)	$53,503	$29,728	$153,628	$132,485

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP DILUTED NUMBER OF SHARES:
Weighted average shares used in calculation of GAAP diluted net income per share	132,507	135,966	133,126	143,620
Weighted average dilutive potential common shares issuable of redeemable convertible senior notes (a)	(906)	(1,292)	(941)	(4,885)
Weighted average shares used in calculation of Non-GAAP diluted net income per share	131,601	134,674	132,185	138,735

(a) Pro forma impact of weighted average shares represents the impact of double dilution associated with the accounting treatment of the company's outstanding convertible debt and the corresponding call option overlay.

(b) Headquarter relocation expense in Q3 2012 and first three quarters of 2012 consists primarily of cease-use loss recorded upon vacating our prior headquarters, double rent expense during the transition to our new headquarter facility, accretion of interest expense on lease exit liability recorded upon vacating certain buildings of our prior headquarters, and moving costs. Headquarter relocation expense recorded in Q3 2011 and first three quarters of 2011 consisted of accelerated depreciation expense and double rent expense during the transition to the new facility.

(c) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(d) Contingent compensation expense relates to contingent payments for post-combination services associated with acquisitions.

(e) Acquisition related (gain) expense, net during the first three quarters of 2012 year includes changes in fair value of contingent consideration of $1.7 million, $1.1 million, and $(1.1) million recorded in Q1, Q2, and Q3, respectively, and transaction costs related to acquisition of BlueGnome Ltd. of $0.7 million recorded in Q3. Acquisition related (gain) expense, net in Q3 2011 consists of change in fair value of contingent consideration of $2.6 million. Acquisition related (gain) expense, net in the first three quarters of 2011 consists of an acquired in-process research and development charge of $5.4 million in Q2 2011 related to a milestone payment for a prior acquisition, offset by changes in fair value of contingent consideration of $3.0 million.

(f) Incremental non-GAAP tax expense reflects the increase to GAAP tax expense related to the non-GAAP adjustments listed above.

(g) Non-GAAP net income per share and net income exclude the effect of the pro forma adjustments as detailed above. Non-GAAP diluted net income per share and net income are key drivers of our core operating performance and major factors in management's bonus compensation each year. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in thousands)
(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:
	Three Months Ended				Nine Months Ended
	September 30, 2012		October 2, 2011		September 30, 2012		October 2, 2011
GAAP gross profit	$195,873	68.5%	$157,115	66.7%	$569,881	67.9%	$538,512	66.9%
Stock-based compensation expense	2,070	0.7%	2,149	0.9%	5,911	0.7%	5,803	0.7%
Amortization of acquired intangible assets	3,588	1.3%	3,035	1.3%	9,674	1.1%	9,055	1.1%
Legal contingencies	—	—	—	—	3,021	0.4%	—	—
Non-GAAP gross profit	$201,531	70.5%	$162,299	68.9%	$588,487	70.1%	$553,370	68.7%

Research and development expense	$54,056	18.9%	$50,399	21.4%	$174,118	20.7%	$151,400	18.8%
Stock-based compensation expense	(7,764)	(2.7)%	(8,621)	(3.7)%	(22,878)	(2.7)%	(24,810)	(3.1)%
Contingent compensation expense (a)	(754)	(0.3)%	(775)	(0.3)%	(2,218)	(0.2)%	(4,067)	(0.5)%
Impairment of in-process research and development	—	—	—	—	(21,438)	(2.6)%	—	—
Non-GAAP research and development expense	$45,538	15.9%	$41,003	17.4%	$127,584	15.2%	$122,523	15.2%

Selling, general and administrative expense	$69,791	24.4%	$66,031	28.0%	$206,276	24.6%	$200,925	24.9%
Stock-based compensation expense	(13,238)	(4.5)%	(13,801)	(5.8)%	(41,359)	(4.9)%	(39,663)	(4.8)%
Contingent compensation (expense) gain (a)	(742)	(0.3)%	279	0.1%	(2,586)	(0.3)%	(1,259)	(0.2)%
Amortization of acquired intangible assets	(152)	(0.1)%	(152)	(0.1)%	(456)	(0.1)%	(446)	(0.1)%
Non-GAAP selling, general and administrative expense	$55,659	19.5%	$52,357	22.2%	$161,875	19.3%	$159,557	19.8%

GAAP operating profit	$48,814	17.1%	$36,764	15.6%	$141,406	16.8%	$172,162	21.4%
Stock-based compensation expense	23,072	8.1%	24,571	10.4%	70,148	8.4%	70,276	8.7%
Headquarter relocation expense (b)	19,475	6.8%	6,519	2.8%	23,445	2.7%	11,583	1.4%
Unsolicited tender offer related charges	3,956	1.4%	—	—	18,742	2.2%	—	—
Amortization of acquired intangible assets	3,740	1.3%	3,187	1.4%	10,130	1.2%	9,501	1.2%
Contingent compensation gain (expense) (a)	1,496	0.5%	496	0.2%	4,804	0.6%	5,326	0.7%
Restructuring charges	138	—	—	—	3,434	0.4%	—	—
Acquisition related (gain) expense, net (c)	(357)	(0.1)%	(2,598)	(1.1)%	2,460	0.3%	2,442	0.3%
Impairment of in-process research and development	—	—	—	—	21,438	2.6%	—	—
Legal contingencies	—	—	—	—	3,021	0.4%	—	—
Non-GAAP operating profit (d)	$100,334	35.1%	$68,939	29.3%	$299,028	35.6%	$271,290	33.7%

GAAP other expense, net	$(5,169)	(1.8)%	$(8,973)	(3.8)%	$(22,701)	(2.7)%	$(59,339)	(7.4)%
Non-cash interest expense (e)	8,846	3.1%	9,200	3.9%	26,230	3.1%	23,953	3.0%
Loss on extinguishment of debt	—	—	755	0.3%	—	—	37,611	4.7%
Non-GAAP other income, net (d)	$3,677	1.3%	$982	0.4%	$3,529	0.4%	$2,225	0.3%

(a) Contingent compensation expense relates to contingent payments for post-combination services associated with acquisitions.

(b) Headquarter relocation expense in Q3 2012 and first three quarters of 2012 consists primarily of cease-use loss recorded upon vacating our prior headquarters, double rent expense during the transition to our new headquarter facility, accretion of interest expense on lease exit liability recorded upon vacating certain buildings of our prior headquarters, and moving costs. Headquarter relocation expense recorded in Q3 2011 and first three quarters of 2011 consisted of accelerated depreciation expense and double rent expense during the transition to the new facility.

(c) Acquisition related (gain) expense, net during the first three quarters of 2012 year includes changes in fair value of contingent consideration of $1.7 million, $1.1 million, and $(1.1) million recorded in Q1, Q2, and Q3, respectively, and transaction costs related to acquisition of BlueGnome Ltd. of $0.7 million recorded in Q3. Acquisition related (gain) expense, net in Q3 2011 consists of change in fair value of contingent consideration of $2.6 million. Acquisition related (gain) expense, net in the first three quarters of 2011 consists of an acquired in-process research and development charge of $5.4 million in Q2 2011 related to a milestone payment for a prior acquisition, offset by changes in fair value of contingent consideration of $3.0 million.

(d) Non-GAAP operating profit, and non-GAAP other income, net, exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance. Non-GAAP gross profit, included within the non-GAAP operating profit, is a key measure of the effectiveness and efficiency of our manufacturing processes, product mix and the average selling prices of our products and services.

(e) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance

The company's future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. More information on potential factors that could affect the company's financial results is included from time to time in the company's public reports filed with the SEC, including the company's Form 10-K for the fiscal year ended January 1, 2012. The company assumes no obligation to update any forward-looking statements or information.

Fiscal Year 2012
Gross Margin
Non-GAAP gross margin	70%
Stock-based compensation expense	(1)%
Amortization of acquired intangible assets	(1)%
GAAP gross margin	68%

Diluted net income per share
Non-GAAP diluted net income per share	$1.54 - $1.59
Non-cash interest expense (a)	(0.17)
Unsolicited tender offer charges	(0.12)
Headquarter relocation expense (b)	(0.11)
Impairment of in-process research and development	(0.11)
Amortization of acquired intangible assets	(0.08)
Contingent compensation expense (c)	(0.04)
Restructuring charges	(0.02)
Legal contingencies	(0.02)
Acquisition related expense, net (d)	(0.01)
Pro forma impact of weighted average shares (e)	(0.01)
GAAP diluted net income per share	$0.85 - $0.90

(a) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(b) We expect to incur additional headquarter relocation expenses, the majority of which are non-cash in nature. These expenses include items such as additional cease-use loss upon vacating our former headquarter facilities, accretion of interest expense on such cease-use liabilities, and double rent expense during the transition to the new facility.

(c) Contingent compensation expense represents contingent consideration for post-combination services associated with acquisitions.

(d) Acquisition related expense primarily represents changes in fair value of contingent consideration.

(e) Pro forma impact of weighted average shares represents the estimated impact of double dilution associated with the accounting treatment of the company's outstanding convertible debt and the corresponding call option overlay.